Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For media information: Janet Brewer (937) 445-6779 janet.brewer@ncr.com	For investor information: Tom Mullarkey (937) 445-4222 tom.mullarkey@ncr.com

For Release on September 10, 2007

NCR Announces 2007 Outlook for Results from Continuing Operations after the Strategic Separation of Teradata

NCR maintains revenue growth and NPOI margin guidance by business unit

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today announced its outlook for 2007 results from continuing operations after spinning off its Teradata division later this month.

Assuming completion of the strategic separation of Teradata on Sept. 30, 2007, NCR expects 2007 GAAP earnings per share from continuing operations to be $0.91 to $0.96 per share.

Excluding $35 million of expense related to the restructuring of NCR’s global manufacturing, $11 million out-of-period tax adjustment, and $7 million of net expense related to the Fox River environmental matter, non-GAAP earnings per share is expected to be $1.15 to $1.20 per share for the full year 2007 (1). This assumes a 25 percent effective tax rate attributable to continuing operations.

NCR is maintaining the revenue growth and non-pension operating income margin targets for each business unit that were provided on July 31, 2007. NCR management plans to provide more information regarding corporate strategy and longer-term outlook during the fourth quarter.

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Prior Guidance (7/31/2007)

Reconciliation of GAAP to Non-GAAP Measures(1)

	Including Teradata FY 2007 Guidance	Continuing Operations FY 2007 Guidance
Diluted Earnings Per Share (GAAP)	$2.21-$2.31	$0.91-$0.96
Manufacturing realignment charges	(0.16)	(0.16)
Strategic separation charges – Teradata spin off	(0.06)	—
Fox River environmental matter	(0.02)	(0.02)
Tax adjustment ($0.06 for NCR, $0.04 for Teradata)	(0.10)	(0.06)

Adjusted Diluted Earnings Per Share (Non-GAAP)(1)	$2.55-$2.65	$1.15-$1.20

Reconciliation of Previous Company Guidance to Continuing Operations Guidance

	Diluted EPS (GAAP)	Diluted EPS (Non-GAAP) (1)
Previous Total Company Guidance	$2.21 - $2.31	$2.55 - $2.65
Teradata Corporation Guidance	$(1.12 -$1.17)	$(1.12 -$1.17)
Strategic Separation Charges (move to Discontinued Ops)	$0.06	—
Tax Adjustment (move to Discontinued Ops)	$0.04	—
Incremental Public Company Costs	$(0.03)	$(0.03)
Updated Teradata Corporation Tax Rate Assumption(2)	$(0.25)	$(0.25)

NCR Continuing Operations Guidance	$0.91-$0.96	$1.15 - $1.20

(1)	NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, the Company believes that certain non-GAAP measures found in this release are useful for investors. NCR’s management looks at the company’s results excluding certain items to assess the financial performance of the company and believes this information is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with past reports of financial results. In addition, management uses earnings per share excluding these items to manage and determine effectiveness of its business managers and as a basis for incentive compensation. These non-GAAP measures should not be considered as substitutes for or superior to results determined in accordance with GAAP.
(2)	Teradata 2007 guidance uses a 39 percent effective tax rate which includes 2 percentage points, or 4 cents per share, related to Teradata’s portion of the tax adjustment included in NCR’s 2007 second quarter results. Going forward, as a result of yet to be implemented tax strategies and changes in the legal entity structure of Teradata Corporation, Teradata’s longer term objective is to have an effective tax rate of approximately 30 percent.

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About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s Teradata® data warehouses, ATMs, retail systems, self-service solutions and IT services provide Relationship Technology™ that maximizes the value of customer interactions and helps organizations create a stronger competitive position. Based in Dayton, Ohio, NCR (www.ncr.com) employs approximately 29,650 people worldwide.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

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Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include those relating to: the proposed separation of Teradata and NCR’s other businesses, including the ability of each to operate as an independent entity; the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-service technologies and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; the effect of currency translation; short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of continued cost-control measures being taken by the company; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.